FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES FIFTH NEW JERSEY FACILITY

     Toms River, NJ - October 26, 2011 - Strategic Storage Trust, Inc. (SSTI), a publicly registered non-traded REIT targeting the self-storage market, recently purchased a 630-unit self-storage property in Toms River, NJ for a purchase price of approximately $5.7 million. SSTI's New Jersey self-storage portfolio now includes five facilities totaling approximately 4,200 units. The new site will be rebranded under the SmartStop™ Self Storage trade name.

     "The Toms River property is the perfect addition to our growing nationwide portfolio and adds another new high quality property to carry the SmartStop brand," said H. Michael Schwartz, SSTI's chairman and CEO.

     Located at 3200 Route 37 East in Toms River, NJ, the self-storage facility was built in 2006 and consists of two three-story buildings with a retail office and a solar rooftop power generation system. The approximately 2.8 acre facility contains approximately 60,000 net rentable square feet and has 63 drive-up units with the remainder being interior climate-controlled.

     "This is an excellent location for our fifth New Jersey acquisition," said Wayne Johnson, SSTI's senior vice president of acquisitions. "This highly visible site is the first self-storage facility just over the bridge serving Toms River and the Barnegat Peninsula (Jersey Shore)."

     The Toms River property is located within the city of Toms River, NJ in Ocean County near the Pelican Island, Dover Beaches, Seaside Heights and Seaside Park communities. Toms River is located approximately 30 miles east of Trenton, NJ and approximately halfway between New York City (50 miles to the north) and Atlantic City (40 miles to the south).

     SSTI currently owns four other self-storage facilities in New Jersey:

- 112 State Route 23 in Riverdale, NJ: The 820-unit, four-level self-storage facility located 25 miles from New York City.

- 550 Main St. in Fort Lee: A three-story building offering approximately 990 climate-controlled units located two miles north of Manhattan.

- 69 Mallory Avenue in Jersey City: Approximately 1,090 units located five miles west of downtown New York City.

- 3600 Quakerbridge Rd. in Trenton: Approximately 660 units located five miles northeast of the New Jersey State Capital.

     Since the launch of SSTI in 2008, SSTI's portfolio of wholly-owned properties has expanded to include 79 properties in 17 states and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace.  SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are being branded as SmartStop™ Self Storage throughout the country.  Its portfolio includes approximately 52,000 self-storage units and 6.5 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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